EXHIBIT 99.2

Index to Unaudited Pro Forma Condensed Consolidated Financial Statements

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements presented below have been prepared based on certain pro forma adjustments to the historical consolidated financial statements of Health Care REIT and Windrose as of and for the nine months ended September 30, 2006 and for the year ended December 31, 2005. The historical consolidated financial statements of Health Care REIT are contained in its Annual Report on Form 10-K for the year ended December 31, 2005, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 and its Current Report on Form 8-K filed on October 20, 2006, which modifies certain financial information included in its Annual Report on Form 10-K for the year ended December 31, 2005, each of which is incorporated by reference into this proxy statement/prospectus. The historical consolidated financial statements of Windrose are contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, each of which is incorporated by reference into this proxy statement/prospectus. The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 has been prepared as if the merger of Health Care REIT and Windrose and the issuance of Health Care REIT common and preferred stock had occurred as of that date.

The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2006 and for the year ended December 31, 2005 have been prepared as if the merger had occurred as of January 1, 2005 and reflect the issuance of Health Care REIT common stock and preferred stock in the mergers. In addition, the Windrose historical operations have been adjusted to reflect the historical combined operating results of all properties acquired by Windrose during 2005 for the period January 1, 2005 through the date of acquisition by Windrose and all properties acquired by Windrose during the first six months of 2006 for the periods January 1, 2005 through December 31, 2005 and January 1, 2006 through the date of acquisition by Windrose. Windrose has had no significant acquisitions since June 30, 2006. The allocation of the aggregate purchase price, including assumed liabilities, of Windrose as reflected in these unaudited pro forma condensed consolidated financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. In the opinion of Health Care REIT’s and Windrose’s management, all significant adjustments necessary to reflect the effects of the mergers that can be factually supported within the SEC regulations covering the preparation of pro forma financial statements have been made.

A final determination of the fair values of Windrose’s assets and liabilities, which cannot be made prior to the completion of the mergers, will be based on the actual net tangible and intangible assets of Windrose that exist as of the date of completion of the mergers. Consequently, amounts preliminarily allocated to assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements presented below.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated financial statements are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed consolidated balance sheet does not include restructuring charges and other related liabilities that may result from Health Care REIT’s integration of Windrose following completion of the mergers. In addition to the uncertainties discussed above, the impact of integration activities, the timing of completion of the mergers and other changes in Windrose’s net tangible and intangible assets that occur prior to completion of the mergers could cause material differences in the information presented. Furthermore, following completion of the mergers, Health Care REIT expects to apply its own methodologies and judgments in accounting for the assets and liabilities acquired and assumed in the mergers. Those judgments and methodologies may differ from those reflected in Windrose’s adjusted historical financial statements and the unaudited pro forma condensed consolidated financial statements and notes thereto that follow.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the respective historical financial statements and the notes thereto of Health Care REIT and Windrose, which are incorporated by reference in this proxy statement/prospectus. See the section titled “Where You Can Find More Information” for more information on where you can obtain copies of the documents incorporated by reference into this proxy statement/prospectus.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2006

	Health Care REIT	Windrose	Pro Forma		Consolidated
	Historical(A)	Historical(B)	Adjustments(C)		Pro Forma
	(In thousands)

ASSETS
Real estate investments:
Real property owned
Land and land improvements	$276,480	$50,781	$11,895	(D)	$339,156
Buildings & improvements	2,815,206	656,209	153,163	(D)	3,624,578
Acquired lease intangibles		39,179	3,432	(D)	42,611
Assets held for sale	27,678				27,678
Construction in progress	98,675	1,937			100,612

	3,218,039	748,106	168,490		4,134,635
Less accumulated depreciation	(332,925)	(28,306)	28,306	(D)	(332,925)
Less accumulated lease intangible amortization		(12,062)	12,062	(D)	0

Total real property owned	2,885,114	707,738	208,858		3,801,710
Loans receivable	216,870				216,870
Less allowance for losses on loans receivable	(7,156)				(7,156)

	209,714	0	0		209,714

Net real estate investments	3,094,828	707,738	208,858		4,011,424
Other assets:
Equity investments	5,070	1,000			6,070
Deferred loan expenses	12,309	3,102	(1,544	)(E)	13,867
Cash and cash equivalents	15,490	11,910			27,400
Receivables and other assets	73,132	49,298	(8,321	)(F)	114,109

	106,001	65,310	(9,865)		161,446

Total assets	$3,200,829	$773,048	$198,993		$4,172,870

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Borrowings under unsecured lines of credit arrangements	$276,000		$88,850	(G)	$364,850
Senior unsecured notes	1,196,897				1,196,897
Secured debt	130,405	$417,036	(52,490	)(H)	494,951
Liability to subsidiary trust issuing preferred securities		51,000	2,513	(I)	53,513
Accrued expenses and other liabilities	50,558	22,981	3,967	(J)	77,506

Total liabilities	1,653,860	491,017	42,840		2,187,717
Minority interest		5,799	(3,619	)(K)	2,180
Stockholders’ equity:
Preferred stock	276,875	21	52,479	(L)	329,375
Common stock	63,005	211	9,616	(L)	72,881
			49	(M)
Capital in excess of par value	1,469,491	305,372	72,378	(L)	1,848,792
			1,901	(M)
			(350	)(N)
Treasury stock	(2,714)				(2,714)
Cumulative net income	909,894	13,577	(5,673	)(N)	904,221
			(13,577	)(L)
Cumulative dividends	(1,171,302)	(42,390)	42,390	(L)	(1,171,302)
Accumulated other comprehensive income		(559)	559	(L)	0
Other equity	1,720				1,720

Total stockholders’ equity	1,546,969	276,232	159,772		1,982,973

Total liabilities and stockholders’ equity	$3,200,829	$773,048	$198,993		$4,172,870

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Year Ended December 31, 2005

	Health Care REIT	Windrose	Pro Forma		Consolidated
	Historical(O)	Adjusted(P)	Adjustments		Pro Forma
	(In thousands, except per share amounts)

Revenues:
Rental income	$246,776	$80,120	$2,041	(Q)	$328,937
Interest income	23,993				23,993
Development and project management fees		2,134			2,134
Transaction fees and other income	4,548	272			4,820

Total revenues	275,317	82,526	2,041		359,884
Expenses:
Interest expense	78,339	26,558	1,513	(R)	106,410
Depreciation and amortization	77,314	19,972	8,650	(S)	105,936
Property operating expenses		20,788			20,788
Property taxes		6,835			6,835
Cost of sales and project costs		1,327			1,327
General and administrative expenses	16,967	5,137	225	(T)	22,329
Loan expense	2,710	864	(620	)(U)	2,954
Loss on extinguishment of debt	21,484				21,484
Provision for loan losses	1,200				1,200

Total expenses	198,014	81,481	9,768		289,263

Income (loss) before income taxes and minority interests	77,303	1,045	(7,727)		70,621
Income tax (expense) benefit	(282)	(49)			(331)

Income (loss) before minority interests	77,021	996	(7,727)		70,290
Minority interests		(262)	151	(K)	(111)

Income (loss) from continuing operations	77,021	734	(7,576)		70,179
Preferred stock dividends	21,594	1,995			23,589

Income (loss) from continuing operations available to common stockholders	$55,427	$(1,261)	$(7,576)		$46,590

Weighted average number of common shares outstanding:
Basic	54,110	13,620	9,876	(V)	63,986
Diluted	54,499	13,620	10,187	(V)	64,686
Income (loss) from continuing operations available to common stockholders per common share (W):
Basic	$1.02	$(0.09)			$0.73
Diluted	$1.02	$(0.09)			$0.72

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Income
For the Nine Months Ended September 30, 2006

	Health Care REIT	Windrose	Pro Forma		Consolidated
	Historical(O)	Adjusted(P)	Adjustments		Pro Forma
	(In thousands, except per share amounts)

Revenues:
Rental income	$220,002	$69,809	$1,169	(Q)	$290,980
Interest income	13,178				13,178
Development and project management fees		1,436			1,436
Transaction fees and other income	3,049	237			3,286

Total revenues	236,229	71,482	1,169		308,880
Expenses:
Interest expense	70,587	21,608	(225	)(R)	91,970
Depreciation and amortization	70,256	16,491	4,976	(S)	91,723
Property operating expenses		16,146			16,146
Property taxes		5,745			5,745
Cost of sales and project costs		1,200			1,200
General and administrative expenses	16,435	7,833	169	(T)	24,437
Loan expense	2,199	720	(537	)(U)	2,382
Provision for loan losses	750				750

Total expenses	160,227	69,743	4,383		234,353

Income (loss) before income taxes and minority interests	76,002	1,739	(3,214)		74,527
Income tax (expense) benefit	(82)	25			(57)

Income (loss) before minority interests	75,920	1,764	(3,214)		74,470
Minority interests		(350)	27	(K)	(323)

Income (loss) from continuing operations	75,920	1,414	(3,187)		74,147
Preferred stock dividends	15,998	2,943			18,941

Income (loss) from continuing operations available to common stockholders	$59,922	$(1,529)	$(3,187)		$55,206

Weighted average number of common shares outstanding:
Basic	60,766	19,525	9,876	(V)	70,642
Diluted	61,102	19,525	10,187	(V)	71,289
Income (loss) from continuing operations available to common stockholders per common share (W):
Basic	$0.99	$(0.08)			$0.78
Diluted	$0.98	$(0.08)			$0.77

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(A) The historical consolidated balance sheet of Health Care REIT contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 is on file with the SEC and is incorporated by reference into this proxy statement/prospectus.

(B) The historical consolidated balance sheet of Windrose contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 is on file with the SEC and is incorporated by reference into this proxy statement/prospectus. The following reclassifications were made to the historical consolidated balance sheet of Windrose to conform certain Windrose amounts with Health Care REIT’s presentation:

•	“Prepaid expenses,” “Receivables on construction and consulting contracts,” “Receivables from tenants, net of allowance,” “Revenues in excess of billings,” “Straight-line rent receivable, net of allowance,” and “Escrow deposits and other assets” have been reclassified to “Receivables and other assets.”

•	“Billings in excess of revenues earned,” “Accounts payable and accrued expenses,” “Tenant security deposits and prepaid rents,” and “Other liabilities” have been reclassified to “Accrued expenses and other liabilities.”

(C) In the merger, each Windrose common shareholder will receive shares of Health Care REIT common stock as determined by an exchange ratio to be determined by dividing $18.06 by the volume-weighted average price per share of Health Care REIT common stock for the 10 trading days, selected by lot, from the 15 trading day period ending on and including the fifth trading day prior to the closing of the mergers. The exchange ratio is subject to a floor of 0.4509 and a ceiling of 0.4650 which correlates to Health Care REIT common stock prices per share of $40.05 and $38.84, respectively. For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of Windrose common shares outstanding on September 30, 2006 after giving effect to the conversion of all of the Windrose OP units outstanding on September 30, 2006, an exchange ratio of 0.4579 and market price per share of Health Care REIT common stock of $39.44. The exchange ratio and market price per share represents the average of the high and low of the respective ranges.

In addition, at the effective time of the mergers, to the extent that Windrose preferred shares have not been converted into Windrose common shares, each holder of Windrose 7.5% Series A Cumulative Convertible Preferred Shares will receive an equivalent number of shares of Health Care REIT 7.5% Series G Cumulative Convertible Preferred Stock. For purposes of the unaudited pro forma condensed consolidated balance sheet presentation, the total purchase price is based on the number of Windrose preferred shares outstanding on September 30, 2006 and a price per share of Health Care REIT preferred stock of $25.00.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

The calculation of the merger consideration and total purchase price is as follows (in thousands, except prices per share and exchange ratio):

Calculation of Windrose purchase price:
Issuance of Health Care REIT common stock:
Windrose outstanding common shares as of September 30, 2006	21,123
Conversion of Windrose OP units into Windrose common shares	339

Total estimated outstanding Windrose common shares	21,462
Estimated exchange ratio	0.4579

Issuance of shares of Health Care REIT common stock	9,827
Estimated Health Care REIT common stock market price per share	$39.44

Value of Health Care REIT common stock issuance	$387,577
Issuance of Health Care REIT preferred stock:
Issuance of shares of Health Care REIT preferred stock	2,100
Health Care REIT preferred stock price per share	$25.00

Value of Health Care REIT preferred stock issuance	$52,500

Total merger consideration	$440,077
Windrose secured debt outstanding as of September 30, 2006 at book value	468,036
Adjustment to record Windrose secured debt at fair value (see Notes G, H and I)	10,823
All other Windrose liabilities as of September 30, 2006 at book value	22,981
Adjustment to record all other Windrose liabilities at fair value (see Note J)	3,967
Windrose minority interest as of September 30, 2006 at book value	5,799
Adjustment to record Windrose minority interest at fair value (see Note K)	(3,619)
Estimated fees and other expenses related to the mergers	30,000

Total purchase price	$978,064

The estimated fees and other expenses related to the mergers are as follows (in thousands):

Advisory fees	$13,311
Change in control payments	12,163
Debt assumption fees and costs	1,558
Legal, accounting and other fees and costs	2,968

Total	$30,000

(D) Windrose’s real estate assets have been adjusted to their estimated fair market values as of September 30, 2006. Windrose’s historical accumulated depreciation and amortization balances have been eliminated when real estate assets are recorded at their fair market value. A final determination of the fair values of Windrose’s assets and liabilities, which cannot be made prior to the completion of the mergers, will be based on the actual net tangible and intangible assets of Windrose that exist as of the date of completion of the mergers. Consequently, amounts preliminarily allocated to assets and liabilities could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(E) Adjustments to Windrose’s historical deferred loan expenses, as follows (in thousands):

Deferral of costs associated with secured debt assumed in the mergers	$1,558
Elimination of historical deferred loan expenses, net of accumulated amortization	(3,102)

$(1,544)

(F) Adjustments to Windrose’s historical receivables and other assets, as follows (in thousands):

Recognition of non-compete contract intangibles	$900
Elimination of historical straight-line rent balance, net of allowance	(8,427)
Elimination of historical deferred leasing commissions, net of accumulated amortization	(794)

$(8,321)

(G) Borrowings under Health Care REIT’s unsecured lines of credit arrangements will be used to fund certain costs of the mergers to be paid in cash aggregating $28,050,000 and to payoff $60,800,000 of Windrose variable-rate secured debt outstanding at September 30, 2006.

(H) Adjustments to Windrose’s historical secured debt, as follows (in thousands):

Elimination of historical fair market value adjustment	$2,063
Recognition of current fair market value adjustment	6,247
Payoff variable-rate secured debt (see Note G)	(60,800)

$(52,490)

Secured debt, net of the variable-rate secured debt payoffs, will be assumed by Health Care REIT in the mergers. Windrose’s secured debt that will be assumed will be recorded at its estimated fair market value based on Health Care REIT management’s estimates of the interest rates that would be available to Health Care REIT for the issuance of secured debt with similar terms and maturities. Health Care REIT’s management considers the interest rates on the assumed debt to be above market for secured debt that would be incurred by Health Care REIT with similar terms and maturities.

(I) Adjustment to the Windrose liability to a subsidiary trust issuing preferred securities to its estimated fair market value based on Health Care REIT management’s estimate of the interest rate that would be available to Health Care REIT for the issuance of debt with similar terms and maturity as the preferred securities issued by Windrose’s subsidiary trust. The liability to Windrose’s subsidiary trust issuing the preferred securities will be assumed by Health Care REIT in the mergers. Health Care REIT’s management considers the interest rate on the assumed liability to be above market.

(J) Adjustments to Windrose’s historical accrued expenses and other liabilities, as follows (in thousands):

Recognition of liabilities associated with the acquired in-place leases that have below-market rental rates	$5,790
Recognition of non-compete contract liability	900
Elimination of historical intangible liabilities, net of accumulated amortization	(2,723)

$3,967

(K) Adjustments reflect the elimination of the historical amounts applicable to the minority interest in Windrose OP. Windrose OP units will be exchanged for Health Care REIT common stock in connection with the operating partnership merger. The remaining amounts represent minority interests applicable to other joint ventures.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(L) Adjustments represent the elimination of historical Windrose balances and the issuance of shares of Health Care REIT common and preferred stock in the mergers. The shares of Health Care REIT common and preferred stock issued in the mergers are valued as follows (in thousands, except per share data):

	Common	Preferred

Number of shares issued	9,827	2,100
Assumed price of shares of Health Care REIT stock	$39.44	$25.00

Value of shares issued	$387,577	$52,500

The shares of Health Care REIT common stock issued are recorded as follows (in thousands):

Par value, $1.00 par value per share	$9,827
Capital in excess of par value	377,750

Value of shares issued	$387,577

(M) Adjustments represent the issuance of Health Care REIT common stock related to certain costs associated with the mergers. The shares of Health Care REIT common stock issued are valued as follows (in thousands, except per share data):

Number of shares issued	49
Assumed price of shares of Health Care REIT common stock	$39.44

Value of shares issued	$1,950

The shares of Health Care REIT common stock issued are recorded as follows (in thousands):

Par value, $1.00 par value per share	$49
Capital in excess of par value	1,901

Value of shares issued	$1,950

(N) Adjustments represent the accounting treatment of certain non-recurring costs of the mergers aggregating approximately $6,023,000. Approximately $5,673,000 of these costs represent retention bonuses and related excise taxes for certain Windrose officers and approximately $350,000 of these costs represent estimated equity issuance costs.

(O) The historical consolidated statements of income of Health Care REIT are contained in its Current Report on Form 8-K filed October 20, 2006, which updates certain financial information included in its Annual Report on Form 10-K for the year ended December 31, 2005, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 on file with the SEC and are incorporated by reference into this proxy statement/prospectus. Income tax expenses have been reclassified from “General and administrative expenses” to a separate line item.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(P) The following table represents the Windrose adjusted unaudited pro forma consolidated statement of income for the year ended December 31, 2005 to include the pre-acquisition historical results of operations for Windrose acquisitions during 2005 and the six months ended June 30, 2006 (Windrose has had no significant acquisitions since June 30, 2006) (in thousands):

	Windrose	2005 Acquisitions	2006 Acquisitions	Pro Forma		Windrose
	Historical(1)	Historical(2)	Historical(3)	Adjustments		Adjusted

Revenues:
Rental income	$47,720	$28,892	$2,959	$549	(4)	$80,120
Development and project management fees	2,134					2,134
Transaction fees and other income	268	4				272

Total revenues	50,122	28,896	2,959	549		82,526
Expenses:
Interest expense	12,205	9,600		4,753	(5)	26,558
Depreciation and amortization	11,362	8,959		(349	)(6)	19,972
Property operating expenses	10,077	8,659	2,052			20,788
Property taxes	4,345	2,367	123			6,835
Cost of sales and project costs	1,327					1,327
General and administrative expenses	5,137					5,137
Loan expense	672			192	(7)	864

Total expenses	45,125	29,585	2,175	4,596		81,481

Income (loss) before income taxes and minority interests	4,997	(689)	784	(4,047)		1,045
Income tax (expense) benefit	(49)			0		(49)

Income (loss) before minority interests	4,948	(689)	784	(4,047)		996
Minority interests	(170)			(92	)(8)	(262)

Income (loss) from continuing operations	4,778	(689)	784	(4,139)		734
Preferred stock dividends	1,995					1,995

Income (loss) from continuing operations available to common stockholders	$2,783	$(689)	$784	$(4,139)		$(1,261)

(1)	The historical consolidated statement of income of Windrose is contained in its Annual Report on Form 10-K for the year ended December 31, 2005 on file with the SEC and is incorporated by reference into this proxy statement/prospectus. The following reclassifications were made to the historical consolidated statement of income of Windrose to conform certain Windrose amounts with Health Care REIT’s presentation:

•	Amortization of deferred loan expenses has been reclassified from “Interest expense” to “Loan expense.”

•	“Interest income” and “Gain on interest rate swap” have been reclassified to “Transaction fees and other income.”

•	“Other expense” has been reclassified to “General and administrative expenses.”

(2)	Reflects historical combined operating results of all properties acquired by Windrose during 2005 for the period January 1, 2005 through the date of acquisition by Windrose.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(3)	Reflects historical combined operating results of all properties acquired by Windrose during the six months ended June 30, 2006 for the period January 1, 2005 through December 31, 2005. Windrose has had no significant acquisitions since June 30, 2006.

(4)	Reflects the adjustments to recognize straight-line rent adjustments and amortization of above/below market lease intangibles from the assumed Windrose acquisition date of January 1, 2005.

(5)	Reflects the adjustments to recognize incremental increases in interest expense associated with debt assumed and/or incurred in connection with Windrose acquisitions and to recognize interest expense resulting from the amortization of the premiums/discounts recognized at the Windrose acquisition dates to adjust any assumed debt to fair market value.

(6)	Reflects adjustments to conform depreciation methodologies and to recognize incremental changes in real estate depreciation expense and amortization expense related to the recording of Windrose’s intangible assets associated with acquired leases at their fair market values at the assumed Windrose acquisition date of January 1, 2005.

(7)	Reflects adjustments to recognize loan expense resulting from the amortization of deferred loan expenses associated with the debt assumption costs of the Windrose acquisitions.

(8)	Reflects the additional minority interest resulting from the change in operating income based on the weighted-average minority ownership percentage of Windrose OP.

The following table represents the Windrose adjusted unaudited pro forma consolidated statement of income for the nine months ended September 30, 2006 to include the pre-acquisition historical results of operations for Windrose acquisitions during the six months ended June 30, 2006 (Windrose has had no significant acquisitions since June 30, 2006) (in thousands):

	Windrose	2006 Acquisitions	Pro Forma		Windrose
	Historical(1)	Historical(2)	Adjustments		Adjusted

Revenues:
Rental income	$68,376	$1,332	$101	(3)	$69,809
Development and project management fees	1,436				1,436
Transaction fees and other income	237				237

Total revenues	70,049	1,332	101		71,482
Expenses:
Interest expense	20,744		864	(4)	21,608
Depreciation and amortization	16,057	355	79	(5)	16,491
Property operating expenses	15,255	891			16,146
Property taxes	5,694	51			5,745
Cost of sales and project costs	1,200				1,200
General and administrative expenses	7,833				7,833
Loan expense	707		13	(6)	720

Total expenses	67,490	1,297	956		69,743

Income before income taxes and minority interests	2,559	35	(855)		1,739
Income tax (expense) benefit	25				25

Income before minority interests	2,584	35	(855)		1,764
Minority interests	(365)		15	(7)	(350)

Income from continuing operations	2,219	35	(840)		1,414
Preferred stock dividends	2,943				2,943

Income from continuing operations available to common stockholders	$(724)	$35	$(840)		$(1,529)

(1)	The historical consolidated statement of income of Windrose is contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 on file with the SEC and is incorporated by reference into this proxy statement/prospectus. The

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

following reclassifications were made to the historical consolidated statement of income of Windrose to conform certain Windrose amounts with Health Care REIT’s presentation:

•	Amortization of deferred loan expenses has been reclassified from “Interest expense” to “Loan expense.”

•	“Interest income” and “Gain on interest rate swap” have been reclassified to “Transaction fees and other income.”

•	“Other expense” has been reclassified to “General and administrative expenses.”

(2)	Reflects historical combined operating results of all properties acquired by Windrose during the six months ended June 30, 2006 for the period January 1, 2006 through the date of acquisition by Windrose. Windrose has had no significant acquisitions since June 30, 2006.

(3)	Reflects the adjustments to recognize straight-line rent adjustments and amortization of above/below market lease intangibles from the assumed Windrose acquisition date of January 1, 2005.

(4)	Reflects the adjustments to recognize incremental increases in interest expense associated with debt assumed and/or incurred in connection with Windrose acquisitions and to recognize interest expense resulting from the amortization of the premiums/discounts recognized at the Windrose acquisition dates to adjust any assumed debt to fair market value.

(5)	Reflects adjustments to conform depreciation methodologies and to recognize incremental changes in real estate depreciation expense and amortization expense related to the recording of Windrose’s intangible assets associated with acquired leases at their fair market values at the assumed Windrose acquisition date of January 1, 2005.

(6)	Reflects adjustments to recognize loan expense resulting from the amortization of deferred loan expenses associated with the debt assumption costs of the Windrose acquisitions.

(7)	Reflects the additional minority interest resulting from the change in operating income based on the weighted-average minority ownership percentage of Windrose OP.

(Q) Adjustments to rental income are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Recognize the total minimum lease payments provided under the acquired leases on a straight-line basis over the remaining term from the assumed merger date of January 1, 2005	$4,650	$3,986
Recognize the amortization of above/below market lease intangibles	(501)	(376)
Eliminate Windrose’s adjusted historical straight-line rent adjustment	(3,911)	(3,432)
Eliminate Windrose’s adjusted historical amortization of above/below market lease intangibles	1,803	991

	$2,041	$1,169

(R) Adjustments to interest expense are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Incremental increase in interest expense associated with draws on unsecured lines of credit to fund merger related costs	$1,964	$1,473
Adjust interest expense resulting from the amortization of the liability recognized at the merger date to adjust the assumed Windrose secured debt to fair market value	(1,371)	(1,028)
Eliminate Windrose’s adjusted historical amortization of fair market value adjustments	920	(670)

	$1,513	$(225)

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

The pro forma increase in interest expense associated with draws on unsecured lines of credit to fund merger related costs is calculated using market rates Health Care REIT management believes would have been available to Health Care REIT for the unsecured lines of credit as of September 30, 2006. The assumed interest rate associated with draws on unsecured lines of credit was 7.0%.

(S) Adjustments to depreciation and amortization are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Incremental increase in real estate depreciation expense as a result of the recording of Windrose’s real estate at its estimated fair market value at the assumed merger date of January 1, 2005	$5,492	$3,060
Incremental increase in amortization expense as a result of the recording of Windrose’s intangible assets associated with acquired leases at their estimated fair market values at the assumed merger date of January 1, 2005	3,158	1,916

	$8,650	$4,976

The following useful lives were used to compute the adjustments to depreciation and amortization:

•	Land improvements = 15 years

•	Buildings and building improvements = 40 years

•	Tenant improvements = 5 years

•	Acquired lease intangibles = 5 years

(T) General and administrative expenses are adjusted to include the amortization of non-compete contract intangibles. Individuals covered under the non-compete agreements have two-year consulting contracts. The non-compete provisions of the consulting agreements extend for two years beyond the applicable termination dates. Thus, a four-year period was used to compute amortization expense.

Management of Health Care REIT expects that the mergers will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that Health Care REIT will be successful in achieving these anticipated cost savings. No estimate of these expected future cost savings has been included in the unaudited pro forma financial statements. Such adjustments cannot be factually supported within the SEC regulations governing the preparation of pro forma financial statements until such time as the operations of the companies have been fully integrated.

(U) Adjustments to loan expense are as follows (in thousands):

	Year Ended	Nine Months Ended
	December 31,	September 30,
	2005	2006

Recognize loan expense resulting from the amortization of the deferred loan expenses associated with the debt assumption costs in the merger	$244	$183
Elimination of Windrose’s adjusted historical loan expenses	(864)	(720)

	$(620)	$(537)

An estimated remaining term of 6.4 years was assumed to compute the amortization of deferred loan expenses associated with the secured debt assumption costs in the mergers.

Health Care REIT, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)

(V) The pro forma basic weighted-average common shares outstanding are the historical basic weighted-average common shares outstanding of Health Care REIT for the periods presented, adjusted for the assumed issuance of 9,876,000 shares of Health Care REIT common stock on a weighted-average basis for the year ended December 31, 2005 and the nine months ended September 30, 2006. The pro forma diluted weighted-average common shares outstanding include the potentially dilutive impact of 311,000 options on a weighted-average basis for the year ended December 31, 2005 and the nine months ended September 30, 2006.

(W) The calculations of basic and diluted income (loss) from continuing operations available to common stockholders per common share are as follows (in thousands, except per share data):

	Year Ended December 31, 2005
	Health Care REIT	Windrose	Health Care REIT
	Historical	Adjusted	Pro Forma

Income from continuing operations	$77,021	$734	$70,179
Less: preferred stock dividends	(21,594)	(1,995)	(23,589)

Income (loss) from continuing operations available to common stockholders	$55,427	$(1,261)	$46,590
Weighted-average common shares used to calculate basic earnings per share	54,110	13,620	63,986
Incremental weighted-average effect of potentially dilutive instruments	389	0	700

Weighted-average common shares used to calculate diluted earnings per share	54,499	13,620	64,686
Income (loss) from continuing operations available to common stockholders per common share:
Basic	$1.02	$(0.09)	$0.73
Diluted	$1.02	$(0.09)	$0.72

	Nine Months Ended September 30, 2006
	Health Care REIT	Windrose	Health Care REIT
	Historical	Adjusted	Pro Forma

Income from continuing operations	$75,920	$1,414	$74,147
Less: preferred stock dividends	(15,998)	(2,943)	(18,941)

Income (loss) from continuing operations available to common stockholders	$59,922	$(1,529)	$55,206
Weighted-average common shares used to calculate basic earnings per share	60,766	19,525	70,642
Incremental weighted-average effect of potentially dilutive instruments	336	0	647

Weighted-average common shares used to calculate diluted earnings per share	61,102	19,525	71,289
Income (loss) from continuing operations available to common stockholders per common share:
Basic	$0.99	$(0.08)	$0.78
Diluted	$0.98	$(0.08)	$0.77